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                                                                  Exhibit 23.1




                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Chicago Miniature Lamp, Inc. 1995 Incentive and Non-Statutory Stock Option Plan of our report dated January 10, 1997 except for
Note 14, for which the date is January 30, 1997, with respect to the consolidated financial statement and schedule of Chicago Miniature Lamp, Inc. and Subsidiaries in the Annual Report (Form 10-K) for the year ended
December 1, 1996.




                                              /s/ ERNST & YOUNG LLP



Chicago, Illinois
February 25, 1997